UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 8, 2007

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51990	84-1288730
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results Of Operations and Financial Condition

On August 8, 2007, Liberty Media Corporation (the “Company”) issued a press release (the “Press Release”) setting forth information, including financial information regarding certain of its privately held assets, which supplements the financial statements and related Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, which was filed with the Securities and Exchange Commission (the “SEC”) on August 8, 2007.  The information included in the Press Release is not meant to serve as a release of financial results of the Company.

This Form 8-K and the Press Release attached hereto as Exhibit 99.1, insofar as they disclose historical information regarding the Company’s results of operations or financial condition for the quarter ended June 30, 2007, are being furnished to the SEC under Item 2.02 of Form 8-K.

Item 8.01.  Other Events

Also, on August 8, 2007, the Company held a second quarter earnings call (the “Earnings Call”) and made available on its website a slide show presentation (the “Slide Show”) for reference during the Earnings Call.  In each of the Press Release, the Earnings Call and the Slide Show, the Company discussed its intention to effect a proposed reclassification of its Liberty Capital tracking stock, pursuant to which its existing Liberty Capital tracking stock would be reclassified into a new Liberty Capital tracking stock and a new Liberty Entertainment tracking stock.   The Press Release, the transcript from the Earnings Call and the Slide Show are all archived on or accessible from the Company’s website.

The portions of the Press Release, the portions of the transcript from the Earnings Call and the portions of the Slide Show that relate to the discussion of the proposed reclassification are being filed herewith as Exhibit 99.2 to this Form 8-K in compliance with Rule 425 of the Securities Act of 1933, as amended, and Rule 14a-12 of the Securities Exchange Act of 1934, as amended, and are hereby incorporated in this Item 8.01.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Name
99.1	Press Release dated August 8, 2007
99.2	Excepts of communications relating to proposed reclassification

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2007

LIBERTY MEDIA CORPORATION

By:	/s/ Mark E. Burton
	Name:	Mark E. Burton
	Title:	Vice President

EXHIBIT INDEX

Exhibit No.	Name
99.1	Press Release dated August 8, 2007
99.2	Excepts of communications relating to proposed reclassification